UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2011
Rockwell Automation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12383	25-1797617

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street Milwaukee, Wisconsin	53204

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 382-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.
The information set forth under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
The information set forth under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 14, 2011, Registrant entered into a $750,000,000 four-year unsecured revolving credit agreement among Registrant, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon, and Wells Fargo Bank, National Association, as Documentation Agents (the “Agreement”). The Agreement replaces (i) the $267,500,000 Three-Year Credit Agreement dated March 16, 2009 among Registrant, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon, and Wells Fargo Bank, National Association, as Documentation Agents, which terminated early concurrently with Registrant entering into the Agreement, and (ii) the $300,000,000 364-Day Credit Agreement dated March 15, 2010 among Registrant, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon, and Wells Fargo Bank, National Association, as Documentation Agents, which terminated by its terms on March 14, 2011, its stated termination date (collectively, the “Old Agreements”). No early termination penalties were incurred by Registrant in connection with the termination of the Old Agreements.
The proceeds of borrowings under the Agreement will be used for general corporate purposes, including commercial paper backstop, acquisitions and stock repurchases.
Borrowings under the Agreement will bear interest at variable rates equal to, at Registrant’s election (1) for each base rate loan, the sum of the base rate plus the base rate margin, and (2) for each euro-dollar loan, the sum of a euro-dollar margin plus the London Interbank Offered Rate for deposits in dollars with a maturity comparable to the interest period selected by Registrant. The base rate equals the highest of (a) the prime rate, (b) the sum of the federal funds rate plus 1/2 of 1% and (c) the sum of 1% plus the London Interbank Offered Rate for deposits in dollars with a one-month maturity. The base rate margin is the excess, if any, of the euro-dollar margin over 1.00%. The euro-dollar margin for a given credit rating level is the greater of (x) a floor rate for that credit rating and (y) a percentage of the CDX Index (the closing Markit CDX.NA.IG Index Series 15) for that credit rating. Registrant elects the basis of the interest rate (base rate or euro-dollar) at the time of each borrowing and may elect to change the interest rate basis from time to time.

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The Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. The conditions precedent, covenants, representations and warranties and events of default set forth in the Agreement and the Old Agreements are substantially the same. Such covenants restrict certain incurrence of secured indebtedness, consolidations and mergers, sales of assets and sale and lease-back transactions, subject to certain exceptions. The Agreement also includes a covenant under which Registrant would be in default if its debt to capital ratio were to exceed 60 percent.
Under certain conditions the lending commitments under the Agreement may be terminated by the lenders and amounts outstanding under the Agreement may be accelerated. Bankruptcy and insolvency events with respect to Registrant will result in an automatic termination of lending commitments and acceleration of the indebtedness under the Agreement. Subject to notice and cure periods in certain cases, other events of default under the Agreement will result in termination of lending commitments and acceleration of indebtedness under the Agreement at the option of the lenders. Such other events of default include failure to pay any principal when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of Registrant and its subsidiaries or a change of control of Registrant.
The foregoing summary of the Agreement does not purport to be a complete description of the terms and conditions of the Agreement and is qualified by the full text of the Agreement attached as Exhibit 99, which is incorporated herein by reference. The Agreement has been attached to provide investors with more complete information regarding the terms and conditions of the Agreement, and it is not intended to be a source of factual, business or operational information about Registrant.
From time to time, Registrant and the lenders under the Agreement (or affiliates of the lenders) may engage in other transactions, including arrangements under which a lender or an affiliate of the lender participates in interest rate swap or hedging arrangements with Registrant, effects repurchases of shares of Registrant’s common stock, serves as agent or placement agent for or purchaser of commercial paper issued by Registrant, provides cash management or commercial banking services to Registrant, provides lines of credit to Registrant or its affiliates or manages Registrant’s pension fund assets. The Bank of New York Mellon Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, N.A., successor to JPMorgan Chase Bank, successor to The Chase Manhattan Bank, successor to Mellon Bank, N.A.), a subsidiary of The Bank of New York Mellon, a lender and Documentation Agent under the Agreement, is trustee under the Indenture dated as of December 1, 1996, between Registrant and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which Registrant has issued certain long-term indebtedness. In addition, BNY Mellon Shareowner Services, an affiliate of The Bank of New York Mellon (a lender and Documentation Agent under the Agreement), is transfer agent for Registrant’s common stock.

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Item 9.01	Financial Statements and Exhibits.
(c) Exhibits
99	$750,000,000 Four-Year Credit Agreement dated as of March 14, 2011 among the Company, the Banks listed on the signature pages thereof, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon and Wells Fargo Bank, National Association, as Documentation Agents

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By:	/s/ Douglas M. Hagerman
Douglas M. Hagerman
Senior Vice President, General Counsel and Secretary

Date: March 15, 2011

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EXHIBIT INDEX

Exhibit
Number	Description

99	$750,000,000 Four-Year Credit Agreement dated as of March 14, 2011 among the Company, the Banks listed on the signature pages thereof, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Bank of New York Mellon and Wells Fargo Bank, National Association, as Documentation Agents

(Page 6 of 6 Pages)